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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2003

SI International, Inc. (Exact Name of Registrant as Specified in its Charter)
Delaware (State of Other Jurisdiction of Incorporation)	000-50080 (Commission File Number)	52-2127278 (IRS Employer Identification Number)
12012 Sunset Hills Road 8th Floor Reston, Virginia (Address of Principal Executive Offices)	20190 (Zip Code)

Registrant's Telephone Number, including Area Code:    (703) 234-7000

8484 Westpark Drive, Suite 630, McLean, VA 22102 (Former Name or Former Address, if Changed Since Last Report)

Item 7.    Financial Statements and Exhibits

  (c)
  Exhibits

Exhibit Number	Exhibit
99.1	Press Release issued March 17, 2003 by SI International, Inc.

Item 9.    Regulation FD Disclosure

        On March 17, 2003, SI International, Inc. (the "Company") issued a press release. A copy of the Company's press release is attached to this current report on Form 8-K. Such press release is incorporated by reference into this Item 9 and the foregoing description of such press release is qualified in its entirety by reference to such exhibit.

        The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, which are described in SI International, Inc.'s filings with the Securities and Exchange Commission. These risks and uncertainties include: differences between authorized amounts and amounts received by SI International under government contracts; government customers' failure to exercise options under contracts; changes in federal government (or other applicable) procurement laws, regulations, policies and budgets; and SI International's ability to attract and retain qualified personnel. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. SI International, Inc. undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI International, Inc.
By:	/s/ James E. Daniel, III
James E. Daniel, III Vice President, General Counsel and Secretary

Dated: March 17, 2003

INDEX TO EXHIBITS

Exhibit Number	Exhibit
99.1	Press Release issued March 17, 2003 by SI International, Inc.

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  Item 7. Financial Statements and Exhibits
  Item 9. Regulation FD Disclosure
SIGNATURES
INDEX TO EXHIBITS